Exhibit 2.3

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------X
IN RE                                    :        CHAPTER 11 CASE NO.
                                         :
MAGELLAN HEALTH SERVICES, INC., ET AL.,  :        03-40515 (PCB)
                                         :
DEBTORS.                                 :        (JOINTLY ADMINISTERED)
-----------------------------------------X


      MODIFICATIONS TO DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------






                                             WEIL, GOTSHAL & MANGES LLP
                                               Attorneys for Debtors and
                                               Debtors in Possession
                                             767 Fifth Avenue
                                             New York, New York 10153
                                             (212) 310-8000





 Dated:  New York, New York
         October 8, 2003

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------X
IN RE                                    :        CHAPTER 11 CASE NO.
                                         :
MAGELLAN HEALTH SERVICES, INC., ET AL.,  :        03-40515 (PCB)
                                         :
DEBTORS.                                 :        (JOINTLY ADMINISTERED)
-----------------------------------------X


      MODIFICATIONS TO DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------


                     The Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 18, 2003, of Magellan Health Services, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession, as modified by the Modifications to Debtors' Third Amended Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, Dated September 25, 2003, is further amended as follows:

                     1. Section 2.3 of the Plan is amended to read as follows in its entirety:

                     Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors, Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due. Upon the Debtors' default in making a payment under the terms of the Plan, and upon providing the Debtors with written notice and a reasonable opportunity, but not less than 30 days, to cure such default, the Internal Revenue Service may institute collection action or pursue any and all available remedies without further leave of the Court.

                     2. Section 5.7 of the Plan is amended to read in its entirety as follows:

           Section 5.7     Release of Representatives

                     As of the Effective Date, the respective officers, directors, employees, financial advisors, professionals, accountants, and attorneys of the Debtors who have served, or been employed or retained by, the Debtors on or after the Commencement Date (the "Releasees) shall be released by the Debtors from any and all Claims


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           arising on or after the Commencement Date against them in their capacity as representatives of the Debtors, except for willful misconduct or gross negligence, intentional fraud, breach of fiduciary duty that results in a personal profit at the expense of the Estate, and/or the knowing misuse of confidential information. Nothing in Section 5.7 of the Plan shall effect a release of any claim of the United States Government or any of its agencies or any state and local authority whatever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against the Releasees, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any claim, suit, action or other proceedings against the Releasees for any liability whatever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority.

                     3. Section 5.9 of the Plan is amended to add at the end thereof:

                     Reorganized Magellan may not consummate any acquisition of any other business prior to the 210th day following the Effective Date unless a majority of the members of Reorganized Magellan's Board of Directors (not including the two directors appointed by the Equity Investor (a) who are not members of management and (b) who are not independent) approve such acquisition.

                     4. Section 11.7 of the Plan is amended to read in its entirety as follows:

           Section 11.7    Exculpation

                      None of the Debtors, Aetna, the Administrative Agent, the Official Committee, the Informal Committee, the Equity Investor nor any of their respective members, officers, directors, employees, agents, counsel or other professionals shall have or incur any liability to any Debtor, any Reorganized Debtor, any holder of any Claim or Equity Interest or any other entity for any act or omission in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, implementation or confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed under the Plan of Reorganization or any other act or omission in connection with the Plan of Reorganization, the Disclosure Statement or any contract, instrument, release, document or other agreement related thereto; provided, however that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence intentional fraud, and/or breach of fiduciary duty that results in a personal profit at the expense of the Estate or the liability of the Equity Investor with respect to the Equity Commitment Letter and provided further that nothing in the Plan of Reorganization shall discharge Aetna of its obligations under the Aetna Amended MSA (and the other agreements


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
           and documents entered into with respect thereto). Any of the foregoing parties in all respects shall be entitled to rely on the advice of counsel with respect to any of the foregoing. Nothing in
           Section 11.7 of the Plan shall limit the liability of the members of the Official Committee for the knowing misuse of confidential information or ultra vires acts.

                     5. Section 10.1 and 10.2 of the Plan is amended as follows:

           a. Section 10.1(b) shall be deleted and replaced with "(b) [Intentionally Omitted].."

           b.         Section 10.2 shall be amended to:

                     (i) add a paragraph (e) immediately following (d) which will read "(e) The aggregate principal amount of New Notes to be issued under the Plan or Reorganization shall not exceed $300 million less the Cash Distribution Amount, assuming for purposes of satisfying this condition, that the Effective Date is October 31, 2003."; and

                     (ii) to amend the last full paragraph of 10.2 to read as follows:

                     "The conditions specified herein may be waived in whole or in part by Reorganized Magellan in its sole discretion, with the consent of the Official Committee, the Subject Lenders, Aetna and the Equity Investor, which consents shall not be unreasonably withheld. Any such waiver may be effected at any time, without notice or leave or order of the Bankruptcy Court, and without any formal action."







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Dated: New York, New York
October 8, 2003

                  Respectfully submitted,

                  MAGELLAN HEALTH SERVICES INC.

                     By: /s/ Mark S. Demilio
                        -----------------------------------------------
                        Name: Mark S. Demilio
                        Title: Executive President,
                               Chief Financial Officer


                  ADVANTAGE BEHAVIORAL SYSTEMS, INC.
                  ADVOCARE OF TENNESSEE, INC.
                  AGCA NEW YORK, INC.
                  AGCA, INC.
                  ALLIANCE HEALTH SYSTEMS, INC.
                  ALLIED SPECIALTY CARE SERVICES, LLC
                  CARE MANAGEMENT RESOURCES, INC.
                  CHARTER ALVARADO BEHAVIORAL HEALTH SYSTEM, INC.
                  CHARTER BAY HARBOR BEHAVIORAL HEALTH SYSTEM, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM AT FAIR OAKS, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM AT HIDDEN BROOK, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM AT POTOMAC RIDGE, INC. CHARTER BEHAVIORAL HEALTH SYSTEM OF COLUMBIA, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF DALLAS, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF DELMARVA, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF LAKE CHARLES, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF MASSACHUSETTS, INC. CHARTER BEHAVIORAL HEALTH SYSTEM OF NASHUA, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO, INC.
                  THE CHARTER BEHAVIORAL HEALTH SYSTEM OF NORTHWEST INDIANA, LLC CHARTER BEHAVIORAL HEALTH SYSTEM OF PADUCAH, INC.
                  CHARTER BEHAVIORAL HEALTH SYSTEM OF TOLEDO, INC.
                  CHARTER BEHAVIORAL OF LAYAFETTE, INC.
                  CHARTER CENTENNIAL PEAKS BEHAVIORAL HEALTH SYSTEM, INC.



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
                  CHARTER FAIRMOUNT BEHAVIORAL HEALTH SYSTEM, INC. CHARTER FENWICK HALL BEHAVIORAL HEALTH SYSTEM, INC. CHARTER FOREST BEHAVIORAL HEALTH SYSTEM, INC.
                  CHARTER GRAPEVINE BEHAVIORAL HEALTH SYSTEM, INC. CHARTER HOSPITAL OF MOBILE, INC.
                  CHARTER HOSPITAL OF SANTA TERESA, INC.
                  CHARTER HOSPITAL OF ST. LOUIS, INC.
                  CHARTER LAKESIDE BEHAVIORAL HEALTH SYSTEMS, INC. CHARTER LINDEN OAKS BEHAVIORAL HEALTH SYSTEM, INC. CHARTER MEDICAL - CLAYTON COUNTY, INC.
                  CHARTER MEDICAL - LONG BEACH, INC.
                  CHARTER MEDICAL OF EAST VALLEY, INC.
                  CHARTER MEDICAL OF PUERTO RICO, INC.
                  CHARTER MILWAUKEE BEHAVIORAL HEALTH SYSTEM, INC. CHARTER MOB OF CHARLOTTESVILLE, INC.
                  CHARTER NORTHRIDGE BEHAVIORAL HEALTH SYSTEM, LLC
                  CMCI, INC.
                  CMFC, INC.
                  CMG HEALTH OF NEW YORK, INC.
                  CMG HEALTH, INC.
                  CONTINUUM BEHAVIORAL HEALTHCARE CORPORATION
                  CORRECTIONAL BEHAVIORAL SOLUTIONS OF INDIANA, INC. CORRECTIONAL BEHAVIORAL SOLUTIONS OF NEW JERSEY, INC. FLORIDA HEALTH FACILITIES, INC.
                  GPA OF PENNSYLVANIA, INC.
                  GREEN SPRING HEALTH SERVICES, INC.
                  GREEN SPRING OF PENNSYLVANIA, INC.
                  GROUP PLAN CLINIC, INC.
                  HAWAII BIODYNE, INC.
                  HUMAN AFFAIRS INTERNATIONAL OF PENNSYLVANIA, INC. IHEALTH TECHNOLOGIES, LLC
                  INROADS BEHAVIORAL HEALTH SERVICES OF TEXAS, LP LOUISIANA BIODYNE, INC.
                  MAGELLAN BEHAVIORAL HEALTH OF WASHINGTON, INC. MAGELLAN BEHAVIORAL HEALTH SYSTEMS, LLC
                  MAGELLAN BEHAVIORAL HEALTH, INC.
                  MAGELLAN BEHAVIORAL OF MICHIGAN, INC.
                  MAGELLAN CAPITAL, INC.
                  MAGELLAN CBHS HOLDINGS, INC.
                  MAGELLAN HRSC, INC.
                  MAGELLAN PUBLIC SOLUTIONS, INC.
                  MAGELLAN SPECIALTY HEALTH, INC.



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
                  MANAGED CARE SERVICES MAINSTAY OF CENTRAL PA, INC. MBC FEDERAL PROGRAMS, INC.
                  MBC NATIONAL SERVICE CORPORATION
                  MBC OF AMERICA, INC.
                  MBC OF NEW MEXICO, INC.
                  MBC OF TENNESSEE, INC.
                  MBC OF NEW YORK, INC., A NEW YORK INDEPENDENT
                  PRACTICE ASSOCIATION
                  MBC OF TENNESSEE, LLC
                  MBH CAPITAL, INC.
                  MBH OF PUERTO RICO, INC.
                  MERIT BEHAVIORAL CARE CORPORATION
                  MERIT BEHAVIORAL CARE OF FLORIDA, INC.
                  MERIT BEHAVIORAL CARE OF MASSACHUSETTS, INC.
                  MERIT INROADS BEHAVIORAL HEALTH
                  SERVICES OF ILLINOIS, LLC MERIT
                  INROADS BEHAVIORAL HEALTH SERVICES,
                  LLC NEW GPA, INC.
                  P.P.C GROUP, INC.
                  P.P.C., INC.
                  PERSONAL PERFORMANCE CONSULTANTS OF NEW YORK, INC. PREMIER HOLDINGS, INC.
                  VIVRA, INC.
                  WESTWOOD/PEMBROKE HEALTH SYSTEM LIMITED PARTNERSHIP.








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
                  BY: MAGELLAN HEALTH SERVICE, INC., as agent and attorney-in-fact for each of the foregoing entities

                       By: /s/ Mark S. Demilio
                           ---------------------------------------------
                           Name: Mark S. Demilio
                           Title: Executive Vice President,
                                  Chief Financial Officer





Counsel:

Stephen Karotkin, Esq. (SK 7357)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors and
    Debtors in Possession











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